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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 13, 2002

                                 TEAMSTAFF, INC.
               (Exact name of Registrant as specified in charter)


       New Jersey                        0-18492                22-1899798
(State or other jurisdic-              (Commission             (IRS Employer
  tion of incorporation)               File Number)          Identification No.)

   300 Atrium Drive, Somerset, N.J.                                08873
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (732) 748-1700



         (Former name or former address, if changed since last report.)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On December 13, 2002, the Audit Committee of TeamStaff, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent public accountants and subsequently engaged Lazar Levine & Felix LLP ("Lazar") to serve as the Company's independent public accountants. The appointment of Lazar is not subject to stockholder ratification.

         PwC did not report on the Company's consolidated financial statements for any fiscal year. During the period of PwC's engagement, which commenced April 2002, there were no disagreements with PwC on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements.

         PwC expressed its opinion to the Audit Committee that there are material weaknesses in the Company's system of internal controls, including the adequacy, competency and reliability of operational and financial information, information systems and finance personnel. PwC further stated that these concerns required PwC to expand the scope of its audit of Fiscal 2002 and that information had come to its attention, that if further investigated may materially impact the fairness or reliability of the previously issued financial statements for 2001 and /or the financial statements to be issued for Fiscal 2002 and, due to PwC's dismissal, PwC did not so expand the scope of its audit or conduct such further investigation. PwC also advised that it believed it would be essential for the Company to employ a new Chief Financial Officer, who would need to gain sufficient familiarity with the Company's system of internal controls and financial reporting to enable such individual to certify the Fiscal 2002 consolidated financial statements. PwC further conditioned the continuance of its audit on the employment of a new Chief Financial Officer. PwC acknowledged that in view of the foregoing, it is likely that the Company would be unable to make a timely filing of its annual report.

         PwC advised the Audit Committee that the Company's accounting treatment for its supplemental retirement plan was incorrect, and that such error would require restatement of the Fiscal 2001 financial statements. The Company's consolidated financial statements for Fiscal 2001 were audited by Arthur Andersen LLP which is no longer licensed to practice before the Securities and Exchange Commission, and therefore, the restatement of Fiscal 2001 would require the reaudit of the Fiscal 2001 financial statements. PwC advised the Audit Committee that it would not accept an engagement for the reaudit of Fiscal 2001 due to the internal control issues described above. In light of the need to engage a new auditor for Fiscal 2001, the Audit Committee determined the interests of the Company were best served by engaging new independent accountants willing to audit both Fiscal 2001 and Fiscal 2002.

          In response to the foregoing advice from PwC, the Audit Committee recommended to the Board of Directors that the Company's Chief Financial Officer be relieved of his duties immediately, and a search for a new Chief Financial Officer be commenced. The Board accepted and implemented the recommendations of the Audit Committee in full.
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         The Company is aggressively recruiting a new Chief Financial Officer and has established, and will continue to establish, new policies and procedures designed to improve the reliability and reporting of operational and financial information. The Company is committed to improving its internal controls, and is reevaluating systems and personnel with a view toward implementation of any appropriate corrective action.

         The Company has authorized PwC to respond fully to the inquiries of Lazar regarding the matters described above.

         The Company has provided PwC with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of PwC's letter, dated December 20, 2002, stating its agreement with such statements.

         During the years ended September 30, 2002 and 2001 and through the date hereof, the Company did not consult Lazar with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 16 Letter from PriceWaterhouseCoopers LLP to the Filed with Securities and Exchange Commission dated December 20, 2002.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2002                          TEAMSTAFF,  INC.
                                                  (Registrant)

                                                  By /s/ Donald W. Kappauf

                                                  Donald W. Kappauf
                                                  Chief Executive Officer


Exhibit Number                       Description
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16                Letter from PriceWaterhouseCoopers LLP to the Securities and
                  Exchange Commission dated December 20, 2002